UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 16, 2008

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Revolving Credit Agreement

On January 16, 2008, WCI Communities, Inc., a Delaware corporation (the “Company”), certain subsidiaries of the Company, the lenders party thereto, along with Bank of America, N.A., as agent for such lenders, amended the Company’s Senior Revolving Credit Agreement, dated as of June 13, 2006 and previously amended as of April 5, 2007 and August 17, 2007 (as amended, the “Revolving Credit Agreement”). The amendment provides for, among other things, the following (all capitalized terms not otherwise defined in this summary shall have the meanings set forth in the Revolving Credit Agreement):

•    Waiver: A Waiver of the EBITDA to Fixed Charges ratio (Section 7.16 of the Revolving Credit Agreement) for the fiscal quarters ending September 30, 2007 and December 31, 2007, and waiver of the Leverage Ratio (Section 7.15 of the Revolving Credit Agreement) for the fiscal quarter ending December 31, 2007.

•    Financial Covenant Changes:

(a) Adjusted Tangible Net Worth (“ATNW”) – Amendment of the definition of ATNW for certain purposes to add back non-cash impairment charges and any deferred tax asset impairment charges. Failure to comply with this covenant would not create an Event of Default under the Revolving Credit Agreement, but so long as this covenant is not met, the applicable interest rates under the Revolving Credit Agreement would be increased by 25 basis points.

(b) EBITDA to Fixed Charges – Through June 30, 2009, the existing minimum coverage ratio requirement will be replaced with an alternative test of interest coverage as further described in the Amendment. Thereafter the coverage ratio will revert to the existing structure.

(c) Leverage Ratio – Waiver of the Leverage Ratio as of December 31, 2007 and increase of the Leverage Ratio to be 2.75x; provided that in the event the Leverage Ratio is greater than 2.75x, but not greater than 3.5x, then no Event of Default would exist under the Revolving Credit Agreement, but so long as this covenant is not met, the applicable interest rates under the Revolving Credit Agreement would be increased by 25 basis points. However, if at any time the Leverage Ratio is greater than 3.5x, an Event of Default would exist.

(d) Unsold Units in Production – Suspend this covenant through September 30, 2008.

•    Conversion of Facility: $250,000,000 of the outstanding obligations shall no longer be revolving (the “Non-Revolving Outstandings”) and that the remaining portion of the Aggregate Commitments equal to $425,000,000 may continue to be revolving (the “Reduced Revolver Availability”).

•    Reduction in Facility Size: Reduce current total facility size as follows:

Reduction Date	Total Reduction	Facility Size
1/16/08	$25,000,000	$675,000,000
2/28/08	$25,000,000	$650,000,000
7/01/08	$50,000,000	$600,000,000
7/01/09	$50,000,000	$550,000,000

Absent asset sales or prior voluntary reductions, the Company may choose whether to satisfy these reductions set forth above by repayments of Non-Revolver Outstandings or reductions in the Reduced Revolver Availability (or a combination thereof).

•    Pricing: The LIBOR Spread is increased to the greater of (a) 5.25% and (b) the Applicable Margin under the Term Loan Agreement, and the Base Rate Spread will increase to the greater of (a) 3.75% and (b) the Applicable Margin under the Term Loan Agreement, all subject to adjustments based on the ATNW and the Leverage Ratio, as set forth above.

•    Mandatory Prepayments: The facility will be required to be immediately prepaid as follows:

(a) 65% of the net cash proceeds of issuances, offerings or placements of debt obligations of the Company and members of the Consolidated Group, with the remaining 35% available for general corporate purposes; however, the Company may use 100% of proceeds from any subordinated Permitted Debt issued in exchange for outstanding subordinated debt or from any Permitted Debt specifically to repay the 4% convertible subordinated notes due 2023;

(b) 100% of net cash proceeds of all asset sales or other dispositions of property outside the ordinary course of business, with certain exceptions for casualty and condemnation proceeds; and

(c) Subject to certain exceptions, for such asset sales in the ordinary course of business, 50% of net cash proceeds in excess of: (i) $20 million for any individual asset sale, or (ii) $100 million in aggregate asset sales.

•    Negative Covenants and Event of Defaults

(a) The Company will be prohibited from investing in new Joint Ventures and Excluded Subsidiaries without approval from Administrative Agent and the agents of the two other senior loan facilities, which consent shall not be unreasonably withheld;

(b) The Company shall only be permitted to make specified acquisitions as set forth on a new schedule to the Revolving Credit Agreement;

(c) An Event of Default shall occur if at least ten (10) but no more than thirty (30) Business Days prior to the scheduled date for any mandatory principal payments with respect to the Company’s 4% convertible subordinated notes due 2023, the Company shall fail or be unable to certify that it is in compliance with all financial covenants, as well as that Total Debt does not exceed $1.8 billion, and Available Liquidity after the payment is at least $150 million. An Event of Default shall occur if, at the time of the mandatory principal payments with respect to the Company’s 4% convertible subordinated notes due 2023, the Total Debt does exceed $1.8 billion after given effect to such payment, or the Available Liquidity after given effect to such payment is less than $150 million. The Company may incur or issue senior indebtedness specifically to repay, or in exchange of, the 4% convertible subordinated notes due 2023, provided that (i) such indebtedness is incurred or issued prior to August 15, 2008, (ii) no Default or Event of Default exists, (iii) such indebtedness must be unsecured with no mandatory principal payments prior to 90 days following the latest maturity of senior secured debt, (iv) the applicable interest rates under the Revolving Credit Agreement increases by 50 basis points on and after the date of such incurrence or issuance.

•     Borrowing Base: Reduction of Borrowing Base advance rate on Sold Units from 90% to 80%. The Company will not be permitted to add any new land or Unsold Units to the Borrowing Base, except (a) Acquisitions under contract as of the date of the fourth amendment to the Revolving Credit Agreement, or (b) multi-family properties with 22 units or less that are at least 50% presold and have presales that cover at least 110% of total project costs or upon approval of Administrative Agent not to be unreasonably withheld.

•     Limitations on Use of Facility Proceeds: Proceeds from advances under the Revolving Credit Agreement may not be used to make principal payments under the Term Loan Agreement (other than scheduled amortization payments in the amount of (i) $9,375,000 due on January 16, 2008, (ii) $9,375,000 due on February 28, 2008, (iii) $18,750,000 due on July 1, 2008, and (iv) $18,750,000 due on July 1, 2009), provided that there exists sufficient availability and all other conditions precedent to advances in the Revolving Credit Agreement are otherwise satisfied). Proceeds from advances may also be used to make Permitted Subordinated Debt Payments to the extent permitted above.

•     Cash Restrictions: The Company shall not permit unrestricted cash and cash equivalents to exceed $50 million for more than three (3) consecutive Business Days.

Amendment of the Term Loan Agreement

Simultaneously with the amendment described above, the Company, certain subsidiaries of the Company, the lenders party thereto, along with Key Bank National Association, as agent for such lenders, amended the Company’s Senior Term Loan Agreement, dated as of December 23, 2005 and previously amended as of June 30, 2006, April 5, 2007 and August 17, 2007 (the “Term Loan Agreement”). The terms of the amended Term Loan Agreement include, among other things, the following (all capitalized terms not otherwise defined in this summary shall have the meanings set forth in the Term Loan Agreement):

•     Waiver: Waiver of the EBITDA to Fixed Charges ratio (Section 7.16 of the Term Loan Agreement) for the fiscal quarter ending September 30, 2007 and for the fiscal quarter ending December 31, 2007 and waiver of the Leverage Ratio (Section 7.15 of the Term Loan Agreement) for the fiscal quarter ending December 31, 2007.

•     Financial Covenant Changes:

(a) Adjusted Tangible Net Worth (“ATNW”) – Deferred tax asset impairments and non-cash impairments shall be permitted to be added back when calculating the ATNW covenant. If the Company is unable at any date of determination to comply with the ATNW covenant, there shall be a 25 basis points increase in pricing until such time as it is in compliance with the ATNW covenant; provided, that if the Company is also not in compliance with the Leverage Ratio as of such date of determination, the pricing increase shall be 50 basis points until such time as the Company is in compliance with either such covenant. The Company’s failure to comply with the ATNW covenant shall not result in an independent default or event of default.

(b) EBITDA to Fixed Charges – Through June 30, 2009, the existing minimum coverage ratio requirement will be replaced with an alternative test of interest coverage described in the amendment to the Term Loan Agreement. Thereafter the coverage ratio will revert to the existing structure.

(c) Leverage Ratio – Deferred tax asset impairments may be added back when calculating the Adjusted Tangible Net Worth component of the Leverage Ratio. There is a new two-tier Leverage Ratio so that on any date of determination, starting on March 31, 2008 and thereafter, the Leverage Ratio cannot be greater than (i) 2.75.0 to 1.0 or (ii) 3.5 to 1.0. If the Leverage Ratio is greater than 2.75x but less than 3.5x, there shall be an increase in pricing of 25 basis points until such time as it is in compliance with such ratio; provided, that if the Company is also not in compliance with the ATNW covenant as of such date of determination, the pricing increase shall be 50 basis points until such time as the Company is in compliance with either such covenant. The Company’s failure to comply with the 2.75x Leverage Ratio as of any date of determination shall not result in an independent default or event of default. If the Leverage Ratio is greater than or equal to 3.5x, the Company shall be in default of the Leverage Ratio.

(d) Unsold Units in Production – Suspend this covenant through September 30, 2008.

•    Pricing: The LIBOR Spread will increase to 5.25% and the Base Rate spread will increase to 3.75%, increasing by 0.5% upon a senior Permitted Debt issuance for the specific purpose of repaying, exchanging or repurchasing the Company’s 4% convertible subordinated notes due 2023.

•    Required Amortization of Term Loan Commitment: Reduce current facility amount per the below required amortization.

(a)	January 16, 2008	Reduce by $9.375 million
(b)	February 28, 2008	Reduce by $9.375 million
(c)	July 1, 2008	Reduce by $18.75 million
(d)	July 1, 2009	Reduce by $18.75 million

•    Mandatory Prepayments: The facility will be required to be immediately prepaid with the following proceeds (payments made under this mandatory prepayment section shall be credited to the required amortization obligations described above):

(a) 65% of the net cash proceeds of issuances, offerings or placements of debt obligations of the Company and members of the Consolidated Group, with the remaining 35% available for general corporate purposes; however, the Company may use 100% of proceeds from any subordinated Permitted Debt issued in exchange for outstanding subordinated debt or from any Permitted Debt specifically to repay the 4% convertible subordinated notes due 2023;

(b) 100% of net cash proceeds of all asset sales or other dispositions of property outside the ordinary course of business; and

(c) Subject to certain exceptions, for such asset sales in the ordinary course of business, 50% of net cash proceeds in excess of: (i) $20 million for any individual asset sale, or (ii) $100 million in aggregate asset sales.

•    Negative Covenants and Event of Defaults:

(a) The Company will be prohibited from investing in new Joint Ventures and Excluded Subsidiaries without approval from Administrative Agent and the agents of the two other senior loan facilities (not to be unreasonably withheld or delayed);

(b) The Company shall only be permitted to make specified acquisitions as set forth on a new schedule to the Term Loan Agreement;

(c) An Event of Default shall occur if at least ten (10) but no more than thirty (30) Business Days prior to the scheduled date for any mandatory principal payments with respect to the Company’s 4% convertible subordinated notes due 2023, the Company shall fail or be unable to certify that it is in compliance with all financial covenants, as well as that Total Debt does not exceed $1.8 billion, and Available Liquidity after the payment is at least $150 million. An Event of Default shall occur if, at the time of the mandatory principal payments with respect to the Company’s 4% convertible subordinated notes due 2023, the Total Debt does exceed $1.8 billion after given effect to such payment, or the Available Liquidity after given effect to such payment is less than $150 million. The Company may incur or issue senior indebtedness specifically to repay, or in exchange of, the 4% convertible subordinated notes due 2023, provided that (i) such indebtedness is incurred or issued prior to August 15, 2008, (ii) no Default or Event of Default exists, (iii) such indebtedness must be unsecured with no mandatory principal payments prior to 90 days following the latest maturity of senior secured debt, (iv) the applicable interest rates under the Revolving Credit Agreement increases by 50 basis points on and after the date of such incurrence or issuance.

•    Borrowing Base: Reduction of the Borrowing Base advance rate on Sold Units from 90% to 80%. The Company will not be permitted to add any new land or Unsold Units to the Borrowing Base, except (a) Acquisitions under contract as of the date of the amendment, or (b) multi-family properties with 22 units or less that are at least 50% presold and have presales that cover at least 110% of total project costs or upon approval of Administrative Agent not to be unreasonably withheld.

•    Cash Restrictions: The Company shall not permit unrestricted cash and cash equivalents to exceed $50 million for more than three (3) consecutive Business Days.

The above description of the amendments to the Revolving Credit Agreement and the Term Loan Agreement is not complete and is qualified in its entirety by the complete text of the third amendment to the Revolving Credit Agreement and the fourth amendment to the Term Loan Agreement, which are attached to this report as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Third Amendment to Revolving Credit Agreement between the Company, the lenders party thereto and Bank of America, N.A., dated as of January 16, 2008

10.2	Fourth Amendment to Term Loan Agreement between the Company, the lenders party thereto and Key Bank National Association, dated as of January 16, 2008

99.1	Press Release of WCI Communities, Inc., dated January 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

DATED: January 17, 2008	By:	/s/ James D. Cullen
Name: James D. Cullen
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Revolving Credit Agreement between the Company, the lenders party thereto and Bank of America, N.A., dated as of January 16, 2008

10.2	Fourth Amendment to Term Loan Agreement between the Company, the lenders party thereto and Key Bank National Association, dated as of January 16, 2008

99.1	Press Release of WCI Communities, Inc., dated January 16, 2008